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                                                                   Exhibit 10.30
                                NTL INCORPORATED
                           RESTRICTED STOCK AGREEMENT

THIS AGREEMENT, made as of the 28th day of March, 2003 (the "Grant Date"), between NTL Incorporated, a Delaware corporation (the "Company"), and James F. Mooney (the "Grantee").

WHEREAS, the Company wishes to grant to the Grantee, and the Grantee wishes to accept from the Company, shares of common stock of the Company, $0.01 par value per share (the "Restricted Stock");

NOW, THEREFORE, the parties hereto agree as follows:

1.      Grant of Restricted Stock.

The Company hereby grants to the Grantee, and the Grantee hereby accepts from the Company, 200,000 shares of Restricted Stock on the terms and conditions set forth in this Agreement.

2.      Representations and Warranties.

 As a condition to the grant of the Restricted Stock set forth in Section 1, the Grantee represents and warrants to the Company as of the date hereof as follows:

2.1 This Agreement is made with the Grantee in reliance upon the Grantee's representation to the Company that the Grantee is accepting the Restricted Stock to be granted to him under this Agreement for his own account, not as nominee or agent, for investment and not with a view to the resale or distribution of all or any part thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and that the Grantee has no present intention of selling, granting any participation in, or otherwise distributing the same. By execution of this Agreement, the Grantee further represents that the Grantee does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Restricted Stock.

2.2 The Grantee understands that (i) the Restricted Stock will be characterized as "restricted securities" under the federal securities laws and the Company is granting such Restricted Stock in a transaction not involving a public offering; (ii) the Restricted Stock has not been, and will not be, registered under the Securities Act or any state securities laws, by reason of its issuance by the Company in a transaction exempt from the registration requirements thereof, and (iii) the Restricted Stock may not be sold unless such disposition is registered under the Securities Act and applicable state securities laws or is exempt from registration thereunder.

2.3 The Grantee further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to the Grantee) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

2.4 The Grantee (i) has either an individual net worth of more than $1,000,000 or a combined net worth with the Grantee's spouse of more than $1,000,000, (ii) has received income in excess of $200,000 during each of the last two years and reasonably expects an income in excess of such amount in the current fiscal year, or (iii) and the Grantee's spouse have received combined income in excess of $300,000 during each of the last two years and reasonably expect a combined income in excess of such amount in the current fiscal year, or, (iv) is a director or executive officer of the Company, or (v) is otherwise an Accredited Investor (as defined in Rule 501(a) under the Securities Act).

2.5 All of the representations, warranties and acknowledgments contained in this Agreement are true, accurate and complete as of the date herein and the Grantee acknowledges that the Company, its officers, directors, agents, and affiliates have relied on his representations and warranties herein in consenting to the grant set forth in Section 1 and the Grantee hereby agrees to indemnify and hold the Company (together with its officers, directors, agents and affiliates) harmless with respect to any and all expense, claims or litigation (including without limitation reasonable attorney's fees related thereto) arising from or related to breach of this Agreement including without limitation breach of any warranty or representation herein.

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3.      Rights of Grantee.

Except as otherwise provided in this Agreement, the Grantee shall be entitled, at all times on and after the Grant Date, to exercise all rights of a shareholder with respect to the shares of Restricted Stock (whether or not the restrictions thereon shall have lapsed), including the right to vote the shares of Restricted Stock and the right, subject to Section 8 hereof, to receive dividends thereon. Notwithstanding the foregoing, prior to the Lapse Dates (as defined below), the Grantee shall not be entitled to transfer, sell, pledge, hypothecate or assign the shares of Restricted Stock (collectively, the "Transfer Restrictions"); provided, however, that, notwithstanding that one or more Lapse Dates may have occurred, the Grantee shall not be entitled to transfer, sell, pledge, hypothecate or assign the shares of Restricted Stock prior to March 1, 2004.

4.      Vesting and Lapse of Restrictions.

The Transfer Restrictions on the Restricted Stock shall lapse and the Restricted Stock granted hereunder shall vest as follows:

-    16,667 shares on March 31, 2003;

-    66,668 shares on March 31, 2004; and

- 16,667 shares on the last day of each calendar quarter thereafter until December 31, 2005 (16,663 shares vesting on December 31, 2005) (each such vesting date, a "Lapse Date").

5.      Escrow and Delivery of Shares.

5.1.    Certificates representing the shares of Restricted
Stock shall be issued and held by the Company in escrow and shall remain in the custody of the Company until their delivery to the Grantee or his estate as set forth in Section 5.2 hereof, subject to the Grantee's delivery of any documents which the Company in its discretion may require as a condition to the issuance of shares and the delivery of shares to the Grantee or his estate.

5.2.    (a)   Certificates representing those shares of Restricted Stock in respect of which the Transfer Restrictions have lapsed pursuant to Section 4 hereof shall be delivered to the Grantee as soon as practicable following the applicable Lapse Date (but no earlier than March 1, 2004), provided that the Grantee has satisfied all applicable withholding requirements with respect to the Restricted Stock.

(b) The Grantee may receive, hold, sell or otherwise dispose of those shares delivered to him or her pursuant to paragraph (a) of this Section 5.2 free and clear of the Transfer Restrictions, but subject to (i) the restrictions set forth in Section 3 hereof and (ii) compliance with all federal and state securities laws.

5.3     (a)   Each stock certificate shall bear a legend in substantially the following form:

This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture, restrictions against transfer and rights of repurchase, if applicable) contained in the Restricted Stock Agreement (the "Agreement") between the registered owner of the shares represented hereby and the Company. Release from such terms and conditions shall be made only in accordance with the provisions of the Agreement, a copy of which is on file in the office of the Secretary of NTL Incorporated.

(b) As soon as practicable following each applicable Lapse Date (but no earlier than March 1, 2004), the Company shall issue new certificates in respect of the shares that have vested as of such Lapse Date which shall not bear the legend set forth in paragraph (a) of this Section 5.3, which certificates shall be delivered in accordance with Section 5.2 hereof.

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6.      Effect of Change in Control.

If following a Change in Control the Grantee no longer serves as Chairman of the Company's Board of Directors, the Transfer Restrictions and all other restrictions on the shares of Restricted Stock shall lapse on the date the Grantee ceases to so serve, and the Company shall issue and deliver to the Grantee new certificates which shall not bear the legend set forth in Section 5.3(a) hereof. For purposes of this Agreement, a "Change in Control" shall mean the occurrence, prior to the lapsing of the Transfer Restrictions on all shares of Restricted Stock granted hereunder, of any of the following events:

(a) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company) representing 30% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of Paragraph (c) below; or

(b) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date the Plan is adopted by the Board of Directors of the Company ("Board"), constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least a majority of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(c) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company) representing 30% or more of the combined voting power of the Company's then outstanding securities; or

(d) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by the stockholders of the Company immediately prior to such sale.

Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

For purposes of the definition of a "Change of Control":

"Affiliate" shall have the meaning set forth in Rule 12b-2 under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

"Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act as modified and used in Sections 13(d) and 14(d) thereof, except that such terms shall not include (i) the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

"Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act, except that a Person shall not be deemed to be the Beneficial Owner of any securities which are properly fled on a Form 13-G.

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7.      Effect of Termination Without Cause, Death or Disability of Grantee.

Upon termination of the Grantee's employment with the Company for any reason, the Grantee shall forfeit the shares of Restricted Stock which are subject to the Transfer Restrictions and shall have no rights with respect thereto; provided, however, that, unless the Grantee's employment is terminated for Cause (as defined below) or is terminated by the Grantee, the Transfer Restrictions and all other restrictions on the shares of Restricted Stock that would have lapsed within a one-year period from the date of such termination shall lapse and the Company shall issue and deliver to the Grantee new certificates which shall not bear the legend set forth in Section 5.3(a) hereof; provided, further, however, that upon the Grantee's death, the Transfer Restrictions on all of the shares of Restricted Stock shall lapse and the Company shall issue and deliver to the Grantee new certificates which shall not bear the legend set forth in
Section 5.3(a) hereof.

"Cause" means (x) the Executive is convicted of, any criminal offence including fraud or breach of trust; (y) the willful or continued failure of the Executive to perform the Executive's duties hereunder (other than as a result of physical or mental illness); or (z) in carrying out the Executive's duties hereunder, the Executive has engaged in conduct that constitutes gross neglect or willful misconduct, unless the Executive believed in good faith that such conduct was in, or not opposed to, the best interests of the Company and each member of the Company Affiliated Group. The Company shall give the Executive 10 days' notice of the Company's intention to terminate the Executive's employment and claim that facts and circumstances constituting Cause exist, and such notice shall describe the facts and circumstances in support of such claim. The Executive shall have 10 days thereafter to cure such facts and circumstances if possible. If the Board reasonably concludes that the Executive has not cured such facts or circumstances within such time, Cause shall not be deemed to have been established unless and until the Executive has received a hearing before the Board (if promptly requested by the Executive) and a majority of the Board within 10 days of the date of such hearing (if so requested) reasonably confirms the existence of Cause and the termination of the Executive therefore. If the Executive is a member of the Board, the Executive hereby recuses himself or herself from the deliberations and vote of the Board at such subsequent meeting.

8.      Voting and Dividend Rights.

All dividends declared and paid by the Company on shares of Restricted Stock shall be deferred until the lapsing of the Transfer Restrictions pursuant to
Section 4 hereof; provided, however, that the rights issued to the Grantee in respect of the rights offering pursuant to a Registration Statement on Form S-1 shall not be deferred and shall be fully vested upon receipt by the Grantee.
The deferred dividends shall be held by the Company for the account of the Grantee. Upon each applicable Lapse Date, a pro rata share of dividends, with no interest thereon, shall be paid to the Grantee. The Company may require that the Grantee invest any cash dividends received in additional Restricted Stock which shall be subject to the same conditions and restrictions as the Restricted Stock granted under this Agreement.

9.      No Right to Continued Employment.

Nothing in this Agreement shall be interpreted or construed to confer upon the Grantee any right with respect to continuance of employment by the Company, nor shall this Agreement interfere in any way with the right of the Company to terminate the Grantee's employment at any time.

10.     Adjustments Upon Change in Capitalization.

Subject to any required action by the shareholders of the Company, the number of shares of common stock of the Company that have been granted to the Grantee pursuant to this Agreement shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock of the Company resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock of the Company, or any other increase or decrease in the number of issued shares of common stock of the Company effected without receipt of consideration by the Company; provided, that, the conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided in this Section 10, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of common stock of the Company subject to Restricted Stock granted pursuant to this Agreement.

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11.     Withholding of Taxes.

The Grantee shall pay to the Company the applicable federal, state and local income taxes required by law to be withheld (the "Withholding Taxes") upon the lapse of the Transfer Restrictions with respect to the shares of Restricted Stock, and the delivery of the Restricted Stock and any deferred dividends thereon shall be conditioned upon the prior payment of the applicable Withholding Taxes by the Grantee. The Company shall have the right to deduct from any payment of cash to the Grantee an amount equal to the Withholding Taxes in satisfaction of the Grantee's obligation to pay Withholding Taxes.

12.     Modification of Agreement.

This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

13.     Severability.

Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force and effect in accordance with their terms.

14.     Governing Law.

The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

15.     Successors in Interest.

This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Grantee's heirs, executors, administrators and successors. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be binding upon the Grantee's heirs, executors, administrators and successors.


                                NTL INCORPORATED



                               By: /s/ Scott E. Schubert
                                   ______________________

                                   Name: Scott E. Schubert
                                   Title: Chief Financial Officer


                                   /s/ James F. Mooney
                                   ______________________

                                       JAMES F.MOONEY